Exhibit j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-1A of Virtus Opportunities Trust to the references to us under the headings “Glossary”, “Independent Registered Public Accounting Firm”, “Non-Public Portfolio Holdings Information”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 30, 2019